UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2017 (May 9, 2017)

____________________________

NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

____________________________

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code:  (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.07.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of National HealthCare Corporation was held on May 9, 2017.  As of the record date, there were a total of 15,179,930 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 13,287,375 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. The following is a summary of the matters voted upon by the Company's shareholders at the Annual Meeting and the related results:

1. The Reelection Of W. Andrew Adams, Ernest G. Burgess, and Emil E. Hassan as directors to hold office for a three (3) year term and the election of Stephen F. Flatt as a new director to hold office for a two (2) year term and until their successors have been duly elected and qualified;

	For	Against	Abstain	Broker Non-Votes
W. Andrew Adams	8,121,978	2,728,566	2,000	2,434,831
Ernest G. Burgess, III	7,307,276	3,543,375	1,893	2,434,831
Emil E. Hassan	9,889,624	892,536	70,384	2,434,831
Stephen F. Flatt	8,648,302	2,202,387	1,855	2,434,831

2.   To authorize and approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares from thirty million to forty-five million;

For	Against	Abstain	Broker Non-Votes
11,604,610	1,665,351	17,414	0

3.   To ratify the “2017 NHC Executive Officer Performance Based Compensation Plan” (the “2017 Compensation Plan”);

For	Against	Abstain	Broker Non-Votes
9,184,000	1,654,392	14,152	2,434,831

4.   To consider an advisory vote on compensation of our named executive officers;

For	Against	Abstain	Broker Non-Votes
10,728,890	103,484	20,170	2,434,831

5.   To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain
4,887,247	351,956	5,558,333	55,008

After considering these results, and consistent with its own recommendation, the board of directors of the

Company has determined to provide the Company’s shareholders with an advisory vote on the Company’s approach to executive compensation every three years until the next vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

May 10, 2017

NATIONAL HEALTHCARE CORPORATION

By:  /s/ Stephen F. Flatt

Name: Stephen F. Flatt

Title:   CEO